ARTICLES OF AMENDMENT
                                                        TO
                                             ARTICLES OF INCORPORATION
                                                        OF
                                             CHICKEN ACQUISITION CORP.

             The undersigned, being the sole stockholder of Chicken Acquisition Corp., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies pursuant to Section 607.1006 of the Florida Business Corporation Act that:

             1.            The name of the Corporation is Chicken Acquisition
Corp.

             2. Article Third of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:

             THIRD: The Corporation is authorized to issue 50,000,000 shares of common stock, par value $0.0005 per share.

             3. The foregoing amendment was adopted by the Board of Director and sole stockholder by Joint Written Consent dated as of December 26, 1996.

             IN WITNESS WHEREOF, the sole stockholder of the Corporation has executed these Articles of Amendment this 26th day of December, 1996.

                                                   Stratcomm Media, Ltd.



-----------------------------------
                                                Roberto E. Veitia,President



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